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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 14, 2002
                                                 -------------------------------

                                LivePerson, Inc.
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             (Exact name of registrant as specified in its charter)

       Delaware                         0-30141                   13-3861628
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

 462 Seventh Avenue, 21st Floor, New York, New York                     10018
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      (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code       (212) 609-4200
                                                   -----------------------------

           330 West 34th Street, 10th Floor, New York, New York 10001
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

         LivePerson, Inc. ("LivePerson") received a letter, dated February 14, 2002, from The Nasdaq Stock Market, Inc., notifying LivePerson that during the preceding 30 consecutive trading days, the bid price of LivePerson's common stock had closed below the minimum bid price of $1.00 per share as required by the Nasdaq National Market under Nasdaq Marketplace Rule 4450(a)(5) (the "Rule"). The letter stated that LivePerson has until May 15, 2002 to demonstrate compliance with the Rule and that, if LivePerson is not in compliance by that date, Nasdaq will notify LivePerson that its securities will be delisted from the Nasdaq National Market. If such event occurs, LivePerson may appeal the decision to a Nasdaq Listing Qualifications Panel.

         The letter also stated that LivePerson could apply to transfer the listing of its common stock to the Nasdaq SmallCap Market. To transfer, LivePerson would be required to satisfy the continued listing requirements for the Nasdaq SmallCap Market, which makes available an extended grace period for the minimum $1.00 per share bid price requirement. If LivePerson submits a transfer application to Nasdaq and pays the applicable listing fees to Nasdaq by May 15, 2002, initiation of delisting proceedings will be stayed pending the Nasdaq staff's review of the transfer application. If the transfer application is approved, LivePerson will be afforded the 180 calendar day grace period available to companies listed on the Nasdaq SmallCap Market, which commences with the February 14, 2002 letter, or until August 13, 2002. LivePerson may also be eligible for an additional 180 calendar day grace period provided that it meets the initial listing requirements for the Nasdaq SmallCap Market under Nasdaq Marketplace Rule 4310(c)(2)(A). This rule states that "[f]or initial inclusion, the issuer shall have (i) stockholders' equity of $5 million; (ii) market capitalization of $50 million...; or (iii) net income of $750,000 (excluding extraordinary or non-recurring items) in the most recently completed fiscal year or in two of the three most recently completed fiscal years."

         The letter also stated that if LivePerson were to transfer the listing for its common stock to the Nasdaq SmallCap Market, LivePerson may be eligible to transfer the listing for its common stock back to the Nasdaq National Market, without paying initial listing fees, if by February 10, 2003, the bid price for LivePerson's common stock maintains the $1.00 per share requirement for 30 consecutive trading days and LivePerson maintains compliance with all other continued listing requirements for that market.

         If LivePerson applied to transfer the listing of its common stock to the Nasdaq SmallCap Market and the Nasdaq staff does not approve such application, Nasdaq would at that time notify LivePerson that its securities will be delisted from the Nasdaq National Market. If such event occurs, LivePerson may appeal the decision to a Nasdaq Listing Qualifications Panel.

         If a delisting from the Nasdaq National Market were to occur, shares of LivePerson's common stock could trade on the Nasdaq SmallCap Market as discussed above, or in the over-the-counter market in the so-called "pink sheets" maintained by Pink Sheets LLC or on the National Association of Securities Dealers' OTC Bulletin Board, which was established for securities that do not meet the Nasdaq listing requirements. Such alternative trading markets are generally considered less efficient than the Nasdaq National Market. Consequently, selling LivePerson's common stock would be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and securities analysts' and news media coverage of LivePerson may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of common stock.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                LIVEPERSON, INC.
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                                                  (Registrant)

    February 19, 2002                        /s/ TIMOTHY E. BIXBY
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               Date                            Timothy E. Bixby
                                President, Chief Financial Officer and Secretary